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                                                                   EXHIBIT 10(a)

                                TABLE OF CONTENTS
                          AMERICAN SILVER MINING LEASE

ARTICLE 1.  DESCRIPTION OF THE PROPERTY.................................3

ARTICLE 2.  GRANT OF LEASE..............................................3

ARTICLE 3.  TERM OF LEASE...............................................3

ARTICLE 4...............................................................4

     (A) POSSESSION AND CONTROL OF PROPERTY.............................4

     (B) TIMBER.........................................................5

ARTICLE 5.  MANNER OF WORK..............................................5

ARTICLE 6.  WORK REQUIREMENTS...........................................5

ARTICLE 7.  ROYALTIES...................................................5

     (A) ROYALTY SCHEDULE...............................................6

          (1) OPERATING EXPENDITURES....................................7

          (2) EXPLORATION AND DEVELOPMENT EXPENDITURES................. 8

     (B) COMMINGLING OF ORE.............................................8

     (C) TREATMENT AT LESSEE'S PROCESSING FACILITIES....................9

     (D) DISPUTES REGARDING ROYALTIES...................................9

     (E) ADVANCE MINIMUM ROYALTY........................................9

ARTICLE 8.  TAILINGS AND RESIDUE........................................9


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ARTICLE 9.  CROSS MINING RIGHTS........................................10

ARTICLE 10.  VERTICAL BOUNDARY PLANES..................................10

ARTICLE 11.  RECORDS AND INSPECTION....................................11

ARTICLE 12.  TAXES.....................................................12

ARTICLE 13.  STATE AND FEDERAL LAWS AND REGULATIONS....................12

ARTICLE 14.  PROTECTION FROM LIENS AND DAMAGES.........................12

ARTICLE 15.  FORCE MAJEURE.............................................13

ARTICLE 16.  DEFAULT...................................................13

ARTICLE 17.  CANCELLATION..............................................14

ARTICLE 18.  SURRENDER OF PROPERTY.....................................15

ARTICLE 19.  REMOVAL OF EQUIPMENT......................................15

ARTICLE 20.  TITLE AND PATENT..........................................15

ARTICLE 21.  ARBITRATION OF DISPUTES...................................16

ARTICLE 22.  RECORDATION OF SHORT FORM NOTICE..........................17

ARTICLE 23.  NOTICES...................................................17

ARTICLE 24.  INUREMENT.................................................18

ARTICLE 25.  CONSTRUCTION..............................................18


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                          AMERICAN SILVER MINING LEASE

     THIS MINING LEASE, effective as of the 1st day of June, 1997, regardless of the actual times of signing and acknowledgment, between AMERICAN SILVER MINING COMPANY, an Idaho corporation, hereinafter called Lessor, and SILVER VALLEY RESOURCES CORPORATION, a Delaware Corporation, hereinafter called Lessee,

                                 WITNESSETH:

     ARTICLE 1.   DESCRIPTION OF THE PROPERTY.
     Lessor represents that it is the owner of 21 unpatented lode mining claims situated in Shoshone County, Idaho, as described on Exhibit A which by this reference is made a part of this Lease. Exhibit A also sets forth a description of any water rights and property easements which may exist in conjunction with the property ownership.

     ARTICLE 2.   GRANT OF LEASE.
     The Lessor in consideration of the royalties herein reserved and the covenants to be performed by Lessee, does hereby lease, let and demise unto Lessee, its successors and assigns, all of the above described property (hereinafter referred to as the "leased premises" or "demised premises").

     ARTICLE 3.   TERM OF LEASE
     The primary term of this lease shall be twenty (20) years to commence on June 1, 1997 and so long thereafter as ores or minerals from the leased premises are being developed, mined, processed or marketed on a continuing basis. Whenever the continued term of this Lease is dependent upon continuing development, mining, processing or marketing by Lessee and there occur periods
(i) when there is no reasonable market for ores or minerals which are or could be produced by Lessee from the leased premises, or (ii) when the continuing development, mining, processing or marketing by Lessee of ores or minerals from the leased premises is prevented or interrupted by a condition or happening of force majeure, the term of this Lease shall nevertheless continue during such periods, subject to termination by Lessor if the suspension of operations for the enumerated causes has continued without interruption for at least


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five(5) years. When a satisfactory market becomes available, or upon cessation of any period of force majeure, Lessee shall have a reasonable time thereafter within which to resume development, mining, processing or marketing of ores and minerals from the leased premises. No cessation of operations for one hundred eighty (180) consecutive days or less, when such cessation is caused by any other reason, shall be considered a break in the continuity of development, mining, processing or marketing. A "reasonable market" shall not be deemed to exist and Lessee may suspend operations during periods when the products of the leased premises cannot be produced and sold at a profit by reason of low metal prices or otherwise or when such products cannot be readily sold at prevailing prices so that an unreasonable inventory thereof has accumulated or otherwise would accumulate.

     ARTICLE 4.
     (a)   POSSESSION AND CONTROL OF PROPERTY.
Lessee shall have, and it is hereby given and granted, the right to enter upon and take over, at the beginning of the primary term hereof, the sole and exclusive possession and control of the leased premises and the whole and every part thereof, and, during the term of this lease, to remain in the sole and exclusive possession and control thereof, and to investigate, measure, sample, examine, test, develop, work, mine, operate, use, manage, and control the same and the water and water rights appurtenant thereto, and to mine, extract and remove from said property the ores and minerals therein and appurtenant and belonging thereto, and to treat, mill, ship, sell or otherwise dispose of the same and receive the full proceeds therefrom; and to erect, construct, maintain, use and operate thereon and therein buildings, structures, machinery and equipment. The time, nature, location and extent of such or any or all the above activities and mining or mining operations and the cessation and resumption thereof shall be at the sole discretion of Lessee, and may include, without limitation, open pit, underground, strip, or solution mining methods, together with the right to use so much of the surface as may be necessary, useful or convenient for the enjoyment of all rights herein granted including construction of a surface mine waste rock dump, if necessary, from development of Lessor's property. Any surface mine waste dump constructed during the life of this lease shall be reclaimed to industry standards by Lessee at lease termination.


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     (b)   TIMBER.  Lessee shall have the right, pursuant to applicable law, to manage and use timber upon the property in accordance with law. In addition, in the event Lessee elects to seek patents for the property described on Exhibit A, Lessee shall have the right to manage and harvest the timber situated thereon. In either event Lessee shall account for the value of timber removed and the value shall be treated just as proceeds from the sale of metal is treated and accounted for under this lease.

     ARTICLE 5.   MANNER OF WORK.
     Lessee agrees to cause all work, development and mining to be done in a careful and minerlike manner, and to conform in all respects to the mining laws and regulations of the United States and the State of Idaho.

     ARTICLE 6.   WORK REQUIREMENTS.
     During the first five years of the primary term hereof Lessee shall perform a minimum of $100,000 of work upon or for the benefit of the leased premises. Thereafter, for each successive five year period during the initial 20 year term Lessee shall perform at least $100,000 of work upon or for the benefit of the leased premises. In the event work is performed in excess of the minimum during any five year period, the excess may be carried forward to the credit of Lessee for subsequent periods. Provided, however in the event commercial production is commenced at any time within the initial 20 year term, and continues without interruption as defined in Article 3, this Article 6 requiring minimum work shall not be applicable.

     The term "work" includes, but is not limited to:

     Diamond drilling, drifting, shaft sinking, raising, rehabilitation of existing underground openings in advance of any such work, surface mapping, geochemical surveys, stratigraphic and structural investigations, metallurgical and other physical, analytical work, mine engineering and geological analysis which enhances the understanding of the geology, and unpatented claim holding costs.

     ARTICLE 7.   ROYALTIES.


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     (a)   Royalty Schedule.  Lessee shall pay Lessor a 20% Net Profits Royalty, as defined in Exhibit B, on all development and production ores and minerals extracted, milled and sold from the leased premises in accordance with Exhibit B which is attached hereto and by this reference is made a part of this Lease.

     The Net Profits Royalty shall be increased above twenty percent (20%), or decreased to not less than twenty percent (20%), in accordance with the adjusted quarterly average price of silver, as shown on the schedule which follows:

                           Sliding Scale Royalty Payments
                 ---------------------------------------------------

                 Net Profit Royalty                Quarterly Average
                     Percentage                       Silver Price
                 ------------------                -----------------
                         20%                         less than $11.00
                         21%                      greater than $11.00
                         22%                      greater than $11.25
                         23%                      greater than $11.50
                         24%                      greater than $11.75
                         25%                      greater than $12.00
                         30%                      greater than $13.50
                         35%                      greater than $15.00
                         40%                      greater than $16.50

     The term "quarterly average price of silver" means the sum of all closing prices as quoted by the Comex Metals Exchange for each day of the calendar quarter that a quote is given, divided by the number of days quoted.

     "Adjusted Price of Silver" shall be determined for each quarter of each calendar year by multiplying the Handy and Harmon average quotation for that quarter for silver in commercial bar form per Troy ounce of .999 fine refined silver for nearby delivery at New York by an inflation factor. The inflation factor to be applied shall be determined by dividing the Gross National Production implicit price deflator index (as published by the U.S. Dept. of Commerce) for 1997 by the Gross National


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Product implicit price deflator index for the calendar year previous of the royalty year in question. Thus, for example, if the Handy and Harmon average quarterly quotation during a quarter in 1999 should be $16.00 per Troy ounce, and the Gross National Product implicit price deflators for 1997 and 1999 are
212.10 and 247.90 respectively, then the Adjusted Price of Silver for the quarter in question is equal to $16.00 multiplied by 212.10 divided by 247.90 equals $13.69.

     Obligation for quarterly payment of the Net Profits Royalty shall commence after Lessee has recovered all operating, exploration and development expenditures incurred by Lessee attributed to the leased premises following the effective date of this lease. For the purpose of calculating these costs, all applicable operating, exploration and development expenditures shall be determined in accordance with generally accepted accounting principles for metallic mining ventures within the United States applied on a consistent basis ("GAAP") which are incurred after the effective date of this lease, as follows (calculation of Net Profits Royalty shall be determined exclusively under Exhibit B after these operating, exploration and development expenditures have been recovered):

     (1)   Operating expenditures include:

           (i) Mining Costs. Costs incurred by Lessee in exploring for, mining, extracting, removing and transporting to a mill ores and minerals produced from the leased premises. Such costs shall include, without limitation, those incurred for labor, machinery operation, fuel, explosives and other materials, exploration drilling, developmental or ore delineation drilling, allowance for depreciation and amortization of mining equipment and machinery acquired after the effective date of this Lease. Mining costs shall not include depletion or income taxes.

           (ii) Milling and Processing Costs. Costs incurred in milling or processing ores and minerals produced from the leased premises at a mill or central processing facility utilized to process ores and minerals produced from the leased premises, if any, (hereinafter referred to as the "Mill").


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           (iii) General and Administrative Costs. Costs incurred as a direct result of the administration of the leased premises, and the production of ores and minerals therefrom, including costs incurred in connection with the marketing, selling, and collection of proceeds from sale of ores and minerals produced from the leased premises.

           (iv) Taxes. All taxes levied against Lessee's operation of the leased premises, excluding income taxes but including mining and property taxes.

     (2) Exploration and Development Expenditures. Costs incurred by Lessee after the effective date hereof with respect to exploring and developing the leased premises and all matters connected therewith including, but not limited to, costs relating to geological, geochemical and geophysical studies, exploration and developmental drilling, sampling and assaying, mine design and development, acquisition of mining or processing equipment or machinery, direct expenses of making application for and obtaining environmental and regulatory permits from government agencies (including reasonable attorney's fees), costs to patent the unpatented claims and any other costs which would be included within mining costs and/or milling and processing costs if such costs were incurred after the Commencement of Commercial Production.

           If any of the costs otherwise includable in Lessee's costs as set forth above are incurred partly for the benefit of any other properties or interests of Lessee, only the portion of such costs reasonably attributable to development and operation of the leased premises in accordance with GAAP shall be included.

     (b)   Commingling of Ore.
           Lessee may commingle ore from the leased premises with ore from other properties, either before or after concentration or beneficiation, so long as the data necessary to determine the weight and grade, both of the ore removed from the leased premises and the ore with which it is commingled, are obtained by Lessee. Lessee shall then use that weight and grade data to allocate Gross Sales (as defined in Exhibit B) from the commingled ore between the leased premises and the other properties from which the other commingled ore was removed. All such weight, grade and allocation calculations by Lessee shall be done in a manner recognized by the mining industry as practical


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and sufficient at that time. If, in Lessee's judgment, it is impractical to determine which portions of any of the costs and expenses described in Paragraph
(a) above are directly attributable to ore removed from the leased premises, Lessee may allocate all such costs and expenses on a straight-line, per-ton basis among all ores that give rise to those expenses, in accordance with GAAP.

     (c)   Treatment at Lessee's Processing Facilities.
           Lessee shall have the right to purchase and to treat concentrates and smelting ores produced from the leased premises at its own or affiliated company's metallurgical facility; provided, however, that any such purchase and treatment shall be made under comparable terms as the metallurgical facility is then offering to other shippers of concentrates and smelting ores on purchases of like quantities and qualities.

     (d)   Disputes Regarding Royalties.
           Lessor shall be deemed to have waived any right the Lessor may have had to object to the royalty settlement made by Lessee in accordance with Exhibit B for any calendar quarter, unless Lessor notifies Lessee in writing of such objection within twelve (12) months after such royalty is due under this Lease. If Lessor and Lessee are unable to resolve the question by agreement within thirty (30) days after Lessee's receipt of Lessor's notice, the dispute shall be resolved by arbitration, in accordance with the provisions of Article 21.

     (e)   Advance Minimum Royalty.
           Commencing with the month this lease is executed and or each month thereafter that this lease continues and while it remains unterminated, Lessee shall pay an advance minimum royalty of $500 per month. This advance minimum royalty shall be credited to the Net Profits Royalty obligation referred to above in this Article 7. The royalty shall be paid during the month this lease is executed on or before the last day of the month and thereafter on or before the last day of each succeeding month. Also, the $500 sum, the "base amount", shall be increased ten percent (10%) of the base amount, or $50.00, at the commencement of each successive five year period.

     ARTICLE 8.   TAILINGS AND RESIDUE.
     Tailings and other residue resulting from the milling or other beneficiating of ores produced from the leased premises and subsequently utilized in mining operations shall be the sole and


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exclusive property of Lessee prior to termination of this lease. Tailings and other residue remaining underground in the leased premises shall become the property of the Lessor upon termination of this lease. A separate written agreement will be negotiated by the parties in good faith for the construction of a surface mill tailings impoundment on the leased premises if determined necessary by the Lessee. The terms of such agreement shall be consistent with industry standards and the parties agree to submit to arbitration any matter to which the parties can not agree during the negotiation of such an agreement.

     ARTICLE 9.   CROSS-MINING RIGHTS.
     Lessee is hereby granted the right, if it so desires, to mine or remove from the leased premises any ores, waste, water and other materials existing therein or thereon or in any part thereof, through or by means of shafts, openings or pits which may be sunk or made upon adjoining or nearby property owned or controlled by Lessee, and may stockpile any ores, waste, or other materials and/or concentrated products of ores or materials from the leased premises or any part thereof, upon stockpile grounds situated upon any such adjoining or nearby property; and Lessee may, if it so desires, use the leased premises and any part thereof and any shafts, openings, pits and stockpile grounds sunk or made thereon for the mining, removal and/or stockpiling of any ores, waste, water and other materials and/or concentrated products of ores or materials from any such adjoining or nearby property, or for any purpose or purposes connected therewith, not, however, preventing or interfering with the mining or removal of ore from the leased premises. If, after this lease expires or terminates, Lessee is exploring, mining or developing adjacent properties thereto, it may use any haulageways developed during the terms of the lease for ingress and egress reasonably necessary to explore, develop or mine such adjacent properties. The Lessee shall be responsible for haulageway maintenance costs and liabilities resulting from its negligent acts. The Lessee's right of ingress and egress shall not interfere with future development of the property by the Lessor. This provision for ingress and egress to and from such adjacent properties shall survive the expiration or termination of this lease.

     ARTICLE 10.  VERTICAL BOUNDARY PLANES.
     In consideration of Lessee's execution of this mining lease, and the reciprocal benefits received by reason of the terms of


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this Article by the Lessor and the Lessee, Lessor and Lessee hereby agree with each other that any and all ores and minerals within the surface boundaries extended downward vertically of any claim so held under lease and herein defined as leased premises shall belong to such claim and work requirements in Article 6 and the royalties in Article 7 apply to these claims. American Silver shall receive a net profit royalty of 11% on all development and production ores and minerals extracted, milled and sold from the claims belonging to Silver Valley Resources outlined in pink on the attached map of claims (Exhibit C) which constitute portions of the former Silver Standard, Coeur d' Alene Consolidated, and Triangle Companies. The definition of "net profits" contained in this lease, applies to the 11% royalty, but as to this 11% there shall be no sliding scale as set forth in Article 7.

     It is understood that the concept of vertical boundaries applies only as between Lessor and Lessee, and that neither party intends to, or will, give up any extralateral rights to third parties. In the case of extralateral rights extending from the leased premises, then Lessee will either lease the adjacent property or mine it by exercising extralateral rights. In both cases, the Lessee and Lessor interests shall be diluted proportionately based on the cost of leasing or acquiring the adjacent property. For example, if it costs a twenty percent (20%) NPR to lease an adjacent property of a third party, the Lessor in our agreement would suffer a twenty percent (20%) reduction in its net profit interest, and the Lessee in our agreement would suffer a twenty percent (20%) reduction as below:

     Net Profits = $100 from Third Party Property

     Lessor Dilution
     20% of 20% = $4 (or 4% Net Reduction)

     Lessee Dilution
     20% of 80% = $16 (or 16% Net Reduction)

     ARTICLE 11.  RECORDS AND INSPECTION.
     Lessee's engineering progress maps and all factual exploration, development and production data including drill core


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and assay results (but excluding interpretive information or data) from the leased premises shall be available upon reasonable request for Lessor's inspection. The Lessor may enter said property at reasonable times for the purpose of inspecting the same, and Lessee shall facilitate such inspection in reasonable ways, but Lessor shall enter upon said leased premises at Lessor's own risk and so as not to hinder unreasonably the operations of Lessee; and the Lessor shall indemnify and hold harmless the Lessee from any damage, claim or demand by reason of injury to or the presence of the Lessor or the Lessor's agents, representatives, licensees, or guests or any of them on the leased premises or approaches thereto. Lessee shall furnish to Lessor an annual progress report during the first quarter of each year summarizing the work and expenditures which occurred during the previous year. Lessee will also send brief quarterly updates describing the prior quarter's work.

     ARTICLE 12.  TAXES.
     Lessee shall pay before they are delinquent all general property taxes and governmental rental fees for unpatented claims assessed against the Lessor's ownership in the leased premises during the term of this lease, beginning with the year 1997. Lessee shall also pay, before they are delinquent, all taxes levied or assessed against any or all personal property, machinery and equipment placed upon the leased premises by the Lessee during the term of this lease and beginning in the year 1997. As to severance tax and all other taxes that are now or may be hereafter levied and computed on the amount or value of ores produced from the leased premises, Lessee shall pay the same.

     ARTICLE 13.  STATE AND FEDERAL LAWS AND REGULATIONS.
     Lessee shall comply with the Workmen's Compensation laws of Idaho and with Social Security, Unemployment Insurance and all other state and federal laws and regulations relating to Lessee's operations and shall save Lessor harmless from any claim for damages or liability by reason thereof.

     ARTICLE 14.  PROTECTION FROM LIENS AND DAMAGES.
     Lessee shall keep the leased premises and the whole and every part thereof free and clear of liens for labor done or work performed upon the leased premises or materials furnished to it


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for the development or operation thereof under this lease while the same is in force and effect, and will save and keep harmless Lessor from all costs, loss or damage which may arise by reason of injury to any persons employed by Lessee in or upon the leased premises or any part thereof or which may arise by reason of injury to any persons or damage to any property as the result of any work or operations of the Lessee or of its possession and occupancy of the leased premises. A lien upon the property shall not constitute a default if the Lessee in good faith disputes the validity of the claim, in which event the existence of the lien shall constitute a default only from and after the validity of the lien has been adjudicated.

     ARTICLE 15.  FORCE MAJEURE.
     If Lessee is unable to perform any of the terms or covenants of this lease by reason of damage or delay resulting from disaster, labor disturbances, shortage of labor, strikes, lockouts, act of God, or from any regulations or restrictions of any governmental agency, or on account of any eventuality beyond the reasonable control of Lessee, including state and federal environmental statute or regulation, Lessee shall be excused from performance during the period of such prevention and the time for performance of such obligations shall be extended for a period equal to the period or periods of prevention. In the event Lessee or its purchaser of concentrates or crude ore is, becomes or believes it is about to become subject, at any time, to environmental regulations (which shall include any governmental law, rule, order, regulation, policy, proposal or restriction relating to environmental pollution) which will prohibit or materially affect any operation Lessee is carrying out, or planning to carry out hereunder, Lessee shall have the right to declare the existence of a condition of force majeure during the period in which it is in good faith seeking a feasible method to comply with, be exempted from, modify, obtain necessary permits or licenses under, or prevent the enactment or promulgation of said environmental regulations. Lessee agrees to use reasonable diligence to remove causes of force majeure as may occur from time to time, but shall not be required to settle strikes or other labor difficulties contrary to its own judgment.

     ARTICLE 16.  DEFAULT.
     The failure of Lessee to make or cause to be made any of the material payments herein provided for or to keep or perform


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any material agreement on its part to be kept or performed according to the terms and provisions of this lease, shall, at the election of the Lessor, work a forfeiture hereof; provided, however, that in the event of a default on the part of the Lessee, the Lessor shall give to the Lessee a written notice of its intention to declare a forfeiture of this lease and to terminate the same on account thereof, or of its intention to take other action to enforce this lease, specifying the particular default or defaults relied upon by it, and Lessee shall have a reasonable time (which in any case shall not be less than sixty
(60) days) after receipt of such notice in which to make good such default or defaults, in which event there shall be no forfeiture therefor, and no other action may be taken for enforcement. If Lessee disagrees that such default occurred, it shall so advise Lessor in writing thirty (30) days after receipt of the notice of default. If, within fifteen (15) days thereafter, the parties have not resolved the dispute by mutual agreement, the issue of default shall then be submitted to arbitration under Article 21 below. In the event that Lessor does terminate this lease on account of a breach by Lessee, Lessee shall be under no further obligation or liability hereunder to Lessor from and after the date of such termination except for the performance of obligations and the satisfaction of liabilities to Lessor or third parties or respecting the leased premises, which have accrued to the date of such termination.

     ARTICLE 17.  CANCELLATION.
     Notwithstanding any provision herein to the contrary, Lessee may at any time upon 30 days' written notice, cancel and terminate this lease in its entirety. Upon total cancellation and termination of this lease, Lessee shall be under no further obligation of whatsoever kind or nature to the Lessor except for the making of payments which have already accrued to the date of such cancellation and termination, including governmental rental fees for unpatented claims and for the payment of Lessee's proportion of the aforesaid property taxes accrued while this lease was in effect. If Lessee shall have included any part of the leased premises in a "producing group" for assessment purposes, and taxes based on such assessment shall have been levied but shall not have been paid at the time of cancellation and termination Lessee shall pay such taxes before they are delinquent. Work requirements specified in Article 6 shall cease upon the date such notice is given.


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     ARTICLE 18.  SURRENDER OF PROPERTY.
     In the event of a valid forfeiture, cancellation, or other termination of this lease, Lessee shall surrender to Lessor peaceable possession of the leased premises and at the written request of Lessor shall deliver to the Lessor a written relinquishment hereof, together with a copy, if requested by Lessor within thirty (30) days after termination of this lease, of its engineering progress maps showing any workings made or uncovered by Lessee on the above-described leased premises. The Lessee's factual exploration, development and production data including drill core and assay results (but excluding interpretive information or data) from the leased premises shall be available upon request to the Lessor.

     ARTICLE 19.  REMOVAL OF EQUIPMENT.
     Lessee shall have and is hereby given and granted twelve (12) months after a valid forfeiture, cancellation or other termination of this lease to remove from said property all buildings, structures, warehouse stocks, merchandise, materials, tools, hoists, compressors, engines, motors, pumps, transformers, electrical accessories, metal or wooden tanks, pipes and connections, rails, mine cars and any and all machinery, trade fixtures, and equipment erected or placed in or upon said property by it, provided that such right of removal shall not extend to foundations and mine timbers in place unless Lessor shall have given his previous written consent thereto. If Lessee is hampered by snowdrifts, washouts, inclement weather, or other climatic conditions, from completing the removal of said property and equipment within the time specified, then Lessor agrees to extend the time by a reasonable period if requested by Lessee.

     ARTICLE 20.  TITLE AND PATENT.
     Lessor covenants that Lessor now holds title and possession of the leased premises free and clear from all former grants, sales, liens, or encumbrances of any kind, and that there are no delinquent taxes and all government rental fees are current; that Lessor has no knowledge of any defects in title or adverse claims and agrees to furnish Lessee such abstracts, deeds, or other evidences of title as may be in Lessor's possession and control, and to allow and cooperate with Lessee, at Lessee's option and initial expense, to have abstracts brought to date and to take such steps and proceedings to search and perfect title as Lessee


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shall deem advisable. All reasonable expense so incurred by Lessee shall apply as a credit against royalties. Lessee shall have the right to seek to patent the leased premises or any portion thereof in the name of Lessor if it so elects, and the cost thereof may be charged as operating costs hereunder. Lessor agrees to cooperate to a reasonable extent in any patent proceedings.

     ARTICLE 21.  ARBITRATION OF DISPUTES.
     Any controversy, dispute or claim arising out of or from this lease, or alleged breach thereof, shall be settled by arbitration pursuant to the Uniform Arbitration Act of the State of Idaho (Sections 7-901, et.seq., Idaho Code) as amended and as in effect on the date either party commences arbitration proceedings. Said Act shall control the substantive and procedural aspects of the proceedings unless otherwise agreed in this lease. Judicial review may be had pursuant to said Act.

     (a) Proceedings shall be initiated by the complaining party serving upon the other party a complaint, as would be done in court proceedings. The allegations regarding the circumstances giving rise to the issues to be arbitrated shall be stated in detail and with particularity. The party upon whom the complaint is served shall answer or otherwise respond with a pleading just as is required by the Idaho Rules of Civil Procedure for a court action. Except, however, the response shall be served upon the initiating party within 30 days from the date of service of the complaint.

     (b) The parties shall agree upon an arbitrator, who shall be a retired State of Idaho District Court judge (not a retired Magistrate) who is neutral, competent and willing to serve and, if possible, who has experience in cases involving mining and mining contracts. Should the parties fail to reach agreement within 20 days from the date proceedings are initiated, either party may apply to the court for appointment of an arbitrator who meets the criteria set forth herein pursuant to the provisions of section 7-903 Idaho Code.

     (c) Prehearing discovery shall not be allowed except upon order of the arbitrator for good cause shown, the parties being in agreement that the expense and time associated with discovery should be minimized, and that this desire should, however, be balanced against the need for each party to be able to effectively present its case.

     (d) Each party to the arbitration proceedings shall bear one-half of the arbitrator's fees and expenses, which shall be promptly paid by each party monthly within 15 days from the submission by the arbitrator to the parties of his reasonably detailed and itemized statement for services rendered, which statement shall be submitted by the arbitrator at the end of each month.

     (e) Each party shall bear its own attorney's fees and costs of litigation for the proceedings before the arbitrator. This subparagraph (e) is not applicable to court proceedings, in which event the parties recognize that applicable law shall govern and the matter will be decided by the court.

     ARTICLE 22.  RECORDATION OF SHORT FORM NOTICE.
     Lessor agrees to execute, upon request by Lessee, a short-form notice of this lease, which notice shall be for purposes of recordation in the real property records of Shoshone County, Idaho.

     ARTICLE 23.  NOTICES.
     Any notices required or permitted to be given to the Lessor hereunder shall be considered as delivered forty-eight (48) hours after the same shall have been deposited in the United States mail, duly registered, with postage thereon prepaid. All notices given hereunder shall be addressed to the respective addresses given below:

          If to Lessor,

                 American Silver Mining Company
                 E. 2503 17th Avenue
                 Spokane, WA 99223-5124
          and if to Lessee,

                 Silver Valley Resources Corporation
                 P.O. Box 440
                 Wallace, Idaho 83873

     Said addresses for receiving notices may be changed by either party upon two (2) days previous notice to the other party.

     ARTICLE 24.  INUREMENT.
     These presents shall inure to the benefit of and be binding upon the respective heirs, executors, administrators, successors and assigns of the parties hereto.

     ARTICLE 25.  CONSTRUCTION.
     Titles to the respective articles hereof shall not be deemed a part of this lease but shall be regarded as having been used for convenience only.

     IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the day and year first above written.

                                     LESSOR

                                     AMERICAN SILVER MINING COMPANY

                                     By
                                       -----------------------------------------

Attest:


------------------------
Secretary

STATE OF IDAHO             )
                           )  ss.

COUNTY OF                  )

     On this _____ day of _________, 1997, before me, ________________, the undersigned, a Notary Public in and for the State of Idaho, personally appeared, ___________________, known to me to be the _____________ of American Silver
Mining Company and whose name is subscribed to the within instrument, and acknowledged to me that he executed the same on behalf of said corporation.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                               ---------------------------------
                                               Notary Public for Idaho
                                               Residing at
                                                           ---------------------
                                               My Commission expires
                                                                     -----------

                                     LESSEE

                                     SILVER VALLEY RESOURCES CORPORATION

                                     By
                                       -----------------------------------------

Attest:


------------------------
Secretary

STATE OF NEW YORK          )
                           )  ss.
COUNTY OF                  )

     On this _____ day of __________, 1997, before me, ________________, the undersigned, a Notary Public in and for the State of New York, personally appeared, ___________________, known to me to be the _____________ of Silver
Valley Resources Corporation and whose name is subscribed to the within instrument, and acknowledged to me that he executed the same on behalf of said corporation.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                               ---------------------------------
                                               Notary Public for New York
                                               Residing at
                                                           ---------------------
                                               My Commission expires
                                                                     -----------